Exhibit 99.1
FOR IMMEDIATE RELEASE
ENERGY TRANSFER PARTNERS REPORTS
QUARTERLY RESULTS FOR THE PERIOD ENDED SEPTEMBER 30th
Dallas – November 10, 2008 – Energy Transfer Partners, L.P. (NYSE:ETP) today reported EBITDA, as adjusted, and net income for the quarter ended September 30, 2008. EBITDA, as adjusted, for the three months ended September 30, 2008 totaled $332.7 million, an increase of $108.8 million over the three months ended August 31, 2007. Net income for the three months ended September 30, 2008 totaled $221.0 million, an increase of $84.5 million over the three months ended August 31, 2007.
For the nine months ended September 30, 2008, EBITDA, as adjusted, totaled $1.1 billion, an increase of $191.3 million over the nine months ended August 31, 2007. Net income for the nine months ended September 30, 2008 totaled $715.1 million, an increase of $110.0 million over the nine months ended August 31, 2007.
“Our assets provided for another solid quarter of operating results and cash flow,” said Martin Salinas, Energy Transfer Partners’ Chief Financial Officer. “We continue to experience strong demand for our natural gas pipeline capacity across our system and have benefited from the incremental fee-based cash flow generated from our pipeline expansion projects completed over the last eighteen months.”
ETP also announced that it has filed its quarterly report on Form 10-Q for the period ended September 30, 2008 with the Securities and Exchange Commission. ETP has posted a copy of this Form 10-Q on its website at www.energytransfer.com.
The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Tuesday, November 11, 2008 to discuss the third quarter results. The dial-in number is 1-800-230-1092, participant code: Energy Transfer. The call will be available for replay on the Partnership’s website for a limited time.
EBITDA, as adjusted, is a non-GAAP financial measure used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow. A table reconciling EBITDA, as adjusted, with appropriate GAAP financial measures is included in the summarized financial information included in this release.

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include intrastate natural gas gathering and transportation pipelines, natural gas treating and processing assets and three natural gas storage facilities located in Texas. These assets include approximately 14,500 miles of intrastate pipeline in service, with approximately 300 miles of intrastate pipeline under construction. In addition, ETP owns 2,450 miles of interstate pipeline in service, with approximately 250 miles of interstate pipeline under construction. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners and approximately 62.5 million ETP limited partner units.
The information contained in this press release is available on the Partnership’s website at www.energytransfer.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (Office)
Media Relations:
Vicki Granado
Granado Communications Group
214-504-2260 (office)
214-498-9272 (cell)

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$526,074	$56,467
Marketable securities	11,038	3,002
Accounts receivable, net of allowance for doubtful accounts	598,812	822,027
Accounts receivable from related companies	27,808	24,438
Inventories	306,901	361,954
Deposits paid to vendors	80,601	42,273
Prepaid expenses and other current assets	130,765	99,798

Total current assets	1,681,999	1,409,959

PROPERTY, PLANT AND EQUIPMENT, net	7,903,927	6,433,788
ADVANCES TO AND INVESTMENT IN AFFILIATES	1,590	86,167
GOODWILL	746,607	728,109
INTANGIBLES AND OTHER LONG-TERM ASSETS, net	387,185	350,138

Total assets	$10,721,308	$9,008,161

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	September 30,	December 31,
	2008	2007
LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Accounts payable	$549,813	$672,388
Accounts payable to related companies	37,535	48,483
Customer advances and deposits	139,656	75,831
Accrued and other current liabilities	246,630	220,847
Accrued capital expenditures	195,350	87,622
Interest payable	70,992	63,254
Current maturities of long-term debt	45,660	47,036

Total current liabilities	1,285,636	1,215,461

LONG-TERM DEBT, less current maturities	5,509,484	4,297,264
DEFERRED INCOME TAXES	101,700	102,762
OTHER LONG-TERM LIABILITIES	14,381	13,483

COMMITMENTS AND CONTINGENCIES

	6,911,201	5,628,970

PARTNERS’ CAPITAL:
General Partner	159,044	160,193
Limited Partners:
Common Unitholders (151,799,685 and 142,069,957 units authorized, issued and outstanding at September 30, 2008 and December 31, 2007, respectively)	3,641,184	3,192,092
Class E Unitholders (8,853,832 units authorized, issued and outstanding - held by subsidiary and reported as treasury units)	—	—

Accumulated other comprehensive income	9,879	26,906

Total partners’ capital	3,810,107	3,379,191

Total liabilities and partners’ capital	$10,721,308	$9,008,161

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit and unit data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	August 31,	September 30,	August 31,
	2008	2007	2008	2007
REVENUES:
Natural gas operations	$1,938,586	$1,424,012	$6,322,070	$4,323,448
Retail propane	238,830	161,147	1,086,417	912,983
Other	28,799	41,167	90,575	167,161

Total revenues	2,206,215	1,626,326	7,499,062	5,403,592

COSTS AND EXPENSES:
Cost of products sold — natural gas operations	1,435,308	1,089,968	4,965,145	3,323,717
Cost of products sold — retail propane	187,799	103,784	744,316	566,585
Cost of products sold — other	10,347	23,908	27,783	100,561
Operating expenses	197,493	144,507	573,606	427,219
Depreciation and amortization	70,508	52,591	191,757	145,353
Selling, general and administrative	44,252	39,428	136,632	118,347

Total costs and expenses	1,945,707	1,454,186	6,639,239	4,681,782

OPERATING INCOME	260,508	172,140	859,823	721,810

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(67,792)	(47,180)	(191,757)	(134,101)
Equity in earnings (losses) of affiliates	(654)	(51)	(749)	274
Gain (loss) on disposal of assets	2,520	(2,525)	1,584	(8,254)
Other, net	19,316	17,154	54,910	36,328

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	213,898	139,538	723,811	616,057
Income tax expense (benefit)	(7,150)	3,202	8,754	10,062

INCOME BEFORE MINORITY INTERESTS	221,048	136,336	715,057	605,995
Minority interests	—	191	—	(888)

NET INCOME	221,048	136,527	715,057	605,107

GENERAL PARTNER’S INTEREST IN NET INCOME	80,252	62,046	233,599	182,575

LIMITED PARTNERS’ INTEREST IN NET INCOME	$140,796	$74,481	$481,458	$422,532

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.93	$0.54	$3.06	$2.79

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	149,839,499	136,980,931	145,160,079	136,978,832

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.93	$0.54	$3.05	$2.79

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	150,248,194	137,235,809	145,615,088	137,231,656

The Partnership previously announced a change in its year end from August 31 to December 31. The unaudited consolidated financial statements contained in this press release cover the three and nine-month periods ended September 30, 2008 and the three and nine-month periods ended August 31, 2007 (the three and nine-month periods of the previous fiscal year most nearly comparable to the three and nine-month periods ended September 30, 2008). The Partnership did not recast the financial data for the prior fiscal periods because the financial reporting processes in place at that time included certain procedures that were completed only on a fiscal quarterly basis. The Partnership believes the information, data and indicated trends for the three and nine-month periods ended August 31, 2007 are comparable to what would have been reported for the three and nine-month periods ended September 30, 2007 if we had recast the prior period information.  Such comparability is impacted primarily by weather, fluctuations in commodity prices, volumes of natural gas sold and transported, our hedging strategies and the use of financial instruments, trading activities, basis differences between market hubs and interest rates.

	Three Months Ended		Nine Months Ended
	September 30,	August 31,	September 30,	August 31,
SUPPLEMENTAL INFORMATION:	2008	2007	2008	2007
(unaudited)
Net income reconciliation:
Net income	$221,048	$136,527	$715,057	$605,107
Interest expense, net of interest capitalized	67,792	47,180	191,757	134,101
Income tax expense (benefit)	(7,150)	3,202	8,754	10,062
Depreciation and amortization	70,508	52,591	191,757	145,353
Non-cash compensation expense	2,378	(924)	14,338	7,307
Other, net	(19,316)	(17,154)	(54,910)	(36,328)
(Gain) loss on disposal of assets	(2,520)	2,525	(1,584)	8,254

EBITDA, as adjusted (a)	$332,740	$223,947	$1,065,169	$873,856

	Three Months Ended		Nine Months Ended
	September 30,	August 31,	September 30,	August 31,
VOLUMES:	2008	2007	2008	2007
(unaudited)
Midstream
Natural gas MMBtu/d — sold	1,344,033	926,511	1,361,295	930,401
NGLs bbls/d — sold	24,019	22,417	27,618	19,986
Intrastate Transportation and storage
Natural gas MMBtu/d — transported	11,613,933	7,787,906	10,515,132	9,288,808
Natural gas MMBtu/d — sold	1,409,348	1,437,598	1,556,524	1,430,869
Interstate transportation
Natural gas MMBtu/d — transported	1,862,781	1,874,179	1,750,592	1,802,109
Retail propane gallons sold (in thousands)	90,386	82,311	422,109	463,638

(a)	The Partnership has disclosed in this press release EBITDA, as adjusted, which is a non-GAAP financial measure. Management believes EBITDA, as adjusted, provides useful information to investors as a measure of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted, also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results.
The Partnership defines EBITDA, as adjusted, as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as non-cash compensation charges for unit issuances to employees and other expenses. Non-cash compensation expense represents charges for the value of the grants awarded under the Partnership’s compensation plans over the vesting terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income or loss such as the gain or loss arising from disposal of assets is not included when determining EBITDA, as adjusted.
EBITDA, as adjusted, is used by management to determine our operating performance and, along with other data, as an internal measure for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component for incentive compensation.
There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss. In addition, our calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.